SLM Student Loan Trust 2004-8
Quarterly Servicing Report
Report Date: 12/31/2004	Reporting Period: 10/1/04-12/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics				9/30/2004	Activity	12/31/2004
A	i	Portfolio Balance			$2,160,448,055.60	$(42,303,583.20)	$2,118,144,472.40
	ii	Interest to be Capitalized			2,286,685.83		3,302,675.10

	iii	Total Pool			$2,162,734,741.43		$2,121,447,147.50

	iv	Specified Reserve Account Balance			5,406,836.85		5,303,617.87
	v	Capitalized Interest			30,000,000.00		30,000,000.00
	vi	Total Adjusted Pool			$2,198,141,578.28		$2,156,750,765.37

B	i	Weighted Average Coupon (WAC)			4.272%		4.271%
	ii	Weighted Average Remaining Term			263.06		261.65
	iii	Number of Loans			128,552		126,611
	iv	Number of Borrowers			80,908		79,588
	v	Aggregate Outstanding Principal Balance — T-Bill			$155,203,131.71		$151,402,657.72
	vi	Aggregate Outstanding Principal Balance — Commercial Paper			$2,007,531,609.72		$1,970,044,489.78

	Notes and Certificates			Spread/Coupon	Exchange Rate	Balance 10/25/04	Balance 1/25/05
C	i	A-1 Notes	78442GMM5	-0.010%	1.00000	$117,145,079.25	$71,813,123.20
	ii	A-2 Notes	78442GMN3	0.020%	1.00000	$335,000,000.00	$335,000,000.00
	iii	A-3 Notes	78442GMP8	0.090%	1.00000	$205,000,000.00	$205,000,000.00
	iv	A-4 Notes	78442GMQ6	0.140%	1.00000	$467,505,000.00	$467,505,000.00
	vi	A-5* Notes	XS0199345868	0.125%	1.23410	€410,000,000.00	€410,000,000.00
	vii	A-6* Notes	XS0199346163	0.125%	1.23410	€410,000,000.00	€410,000,000.00
	viii	B Notes	78442GMR4	0.460%	1.00000	$67,530,000.00	$67,530,000.00

	Reserve Account					10/25/2004	1/25/2005
D	i	Required Reserve Acct Deposit (%)				0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)				$0.00	$0.00
	iii	Specified Reserve Acct Balance ($)				$5,406,836.85	$5,303,617.87
	iv	Reserve Account Floor Balance ($)				$3,314,921.00	$3,314,921.00
	v	Current Reserve Acct Balance ($)				$5,406,836.85	$5,303,617.87

	Other Accounts					10/25/2004	1/25/2005
E	i	Remarketing Fee Account				$0.00	$0.00
	ii	Capitalized Interest Account				$30,000,000.00	$30,000,000.00
	iii	Principal Accumulation Account (Class A-5)				$0.00	$0.00
	iv	Principal Accumulation Account (Class A-6)				$0.00	$0.00
	v	Supplemental Interest Account (Class A-5)				$0.00	$0.00
	vi	Supplemental Interest Account (Class A-6)				$0.00	$0.00
	vii	Investment Reserve Account				$0.00	$0.00
	viii	Investment Premium Purchase Account				$0.00	$0.00

	Asset/Liability					10/25/2004	1/25/2005
F	i	Total Adjusted Pool				$2,198,141,578.28	$2,156,750,765.37
	ii	Total USD equivalent Notes				$2,204,142,079.25	$2,158,810,123.20
	iii	Difference				$(6,000,500.97)	$(2,059,357.83)
	iv	Parity Ratio				0.99728	0.99905

*A-5 and A-6 Notes are denominated in Euros

II. 2004-8 Transactions from: 9/30/2004 through: 12/31/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$28,463,745.90
	ii	Principal Collections from Guarantor	1,344,872.85
	iii	Principal Reimbursements	18,611,218.64
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$48,419,837.39

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$9,235.46
	ii	Capitalized Interest	(6,125,489.65)

	iii	Total Non-Cash Principal Activity	$(6,116,254.19)

C	Total Student Loan Principal Activity		$42,303,583.20

D	Student Loan Interest Activity
	i	Regular Interest Collections	$15,075,057.40
	ii	Interest Claims Received from Guarantors	28,063.93
	iii	Collection Fees/Returned Items	841.06
	iv	Late Fee Reimbursements	164,701.48
	v	Interest Reimbursements	75,220.13
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	1,188,736.24
	viii	Subsidy Payments	435,825.90

	ix	Total Interest Collections	$16,968,446.14

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(144.00)
	ii	Capitalized Interest	6,125,489.65

	iii	Total Non-Cash Interest Adjustments	$6,125,345.65

F	Total Student Loan Interest Activity		$23,093,791.79

G	Non-Reimbursable Losses During Collection Period		$0.00

H	Cumulative Non-Reimbursable Losses to Date		$0.00

III. 2004-8 Collection Account Activity 9/30/2004 through 12/31/2004

A	Principal Collections
	i	Principal Payments Received	$18,860,907.96
	ii	Consolidation Principal Payments	10,947,710.79
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	(8,421.63)
	vi	Re-purchased Principal	18,619,640.27

	vii	Total Principal Collections	$48,419,837.39

B	Interest Collections
	i	Interest Payments Received	$16,634,084.86
	ii	Consolidation Interest Payments	93,598.61
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	210.33
	vi	Re-purchased Interest	75,009.80
	vii	Collection Fees/Return Items	841.06
	viii	Late Fees	164,701.48

	ix	Total Interest Collections	$16,968,446.14

C	Other Reimbursements		$238,453.24

D	Reserves In Excess of the Requirement		$103,218.98

E	Reset Period Target Amount Excess		$0.00

F	Funds Released from Supplemental Interest Account		$0.00

G	Investment Premium Purchase Account Excess		$0.00

H	Investment Reserve Account Excess		$0.00

I	Interest Rate Cap Proceeds		$0.00

J	Interest Rate Swap Proceeds		$0.00

K	Administrator Account Investment Income		$0.00

L	Trust Account Investment Income		$374,352.58

M	Funds Released from Capitalized Interest Account		$0.00

	TOTAL AVAILABLE FUNDS		$66,104,308.33

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,793,912.97)
		Consolidation Loan Rebate Fees	$(5,563,817.76)

N	NET AVAILABLE FUNDS		$58,746,577.60

O	Servicing Fees Due for Current Period		$886,539.07

P	Carryover Servicing Fees Due		$0.00

Q	Administration Fees Due		$25,000.00

R	Total Fees Due for Period		$911,539.07

IV. 2004-8 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	4.188%	4.190%	98,344	87,779	76.501%	69.330%	$1,592,867,558.56	$1,408,022,843.72	73.729%	66.474%
31-60 Days Delinquent	4.322%	4.608%	10,176	3,582	7.916%	2.829%	$151,054,430.68	55,462,888.57	6.992%	2.618%
61-90 Days Delinquent	6.121%	4.894%	758	1,994	0.590%	1.575%	$15,935,177.01	30,088,462.35	0.738%	1.421%
91-120 Days Delinquent	8.047%	4.414%	258	2,541	0.201%	2.007%	$6,078,277.85	38,541,595.98	0.281%	1.820%
> 120 Days Delinquent	8.091%	5.079%	348	3,572	0.271%	2.821%	$8,527,362.86	50,291,352.49	0.395%	2.374%

Deferment
Current	4.208%	4.118%	10,530	13,292	8.191%	10.498%	$199,569,941.79	240,792,802.37	9.237%	11.368%

Forbearance
Current	4.554%	4.493%	8,104	13,804	6.304%	10.903%	$185,768,934.82	293,996,450.85	8.599%	13.880%

TOTAL REPAYMENT	4.271%	4.270%	128,518	126,564	99.974%	99.963%	$2,159,801,683.57	$2,117,196,396.33	99.970%	99.955%
Claims in Process (1)	6.290%	5.494%	34	47	0.026%	0.037%	$646,372.03	$948,076.07	0.030%	0.045%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	4.272%	4.271%	128,552	126,611	100.000%	100.000%	$2,160,448,055.60	$2,118,144,472.40	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 2004-8 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period							$14,577,402.30

B	Interest Subsidy Payments Accrued During Collection Period							745,362.41

C	SAP Payments Accrued During Collection Period							5,257,847.00

D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)							374,352.58

E	Investment Earnings (ADMINISTRATOR ACCOUNTS)							0.00

F	Consolidation Loan Rebate Fees							(5,563,817.76)

G	Net Expected Interest Collections							$15,391,146.53

H	Interest Rate Cap Payments Due to the Trust

								Cap

	i	Cap Notional Amount						$720,000,000.00
	ii	Libor (Interpolated first period)						2.10000%
	iii	Cap %						5.00000%
	iv	Excess Over Cap ( ii-iii )						0.00000%

	v	Cap Payments Due to the Trust						$0.00

I USD/EUR Interest Rate Swap

		Swap Payments
							A-5 Swap Calc	A-6 Swap Calc

		SLM Student Loan Trust Pays:
		i	Notional Swap Amount (USD)				$505,981,000	$505,981,000
		ii	3 Month USD-LIBOR				2.100000%	2.100000%
		iii	Spread				0.141625%	0.141625%

		iv	Pay Rate				2.241625%	2.241625%
		v	Gross Swap Payment Due Counterparty				$2,898,561.35	$2,898,561.35
		vi	Days in Period	10/25/04	-	01/25/05	92	92

		Counterparty Pays:
		i	Notional Swap Amount (EUR)				€410,000,000.00	€410,000,000.00
		ii	3 Month EURIBOR				2.14500%	2.14500%
		iii	Spread				0.12500%	0.12500%

		iv	Pay Rate				2.27000%	2.27000%
		v	Gross Swap Receipt Due Paying Agent				€2,378,455.56	€2,378,455.56
		vi	Days in Period	10/25/04	-	01/25/05	92	92

VI. 2004-8 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index
A	Class A-1 Interest Rate	0.005341111	10/25/04–1/25/05	2.09000%	LIBOR

B	Class A-2 Interest Rate	0.005417778	10/25/04–1/25/05	2.12000%	LIBOR

C	Class A-3 Interest Rate	0.005596667	10/25/04–1/25/05	2.19000%	LIBOR

D	Class A-4 Interest Rate	0.005724444	10/25/04–1/25/05	2.24000%	LIBOR

E	Class A-5 Interest Rate	0.005801111	10/25/04–1/25/05	2.27000%	EURIBOR

F	Class A-6 Interest Rate	0.005801111	10/25/04–1/25/05	2.27000%	EURIBOR

G	Class B Interest Rate	0.006542222	10/25/04–1/25/05	2.56000%	LIBOR

VII. 2004-8 Inputs From Prior Period 9/30/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,160,448,055.60
	ii	Interest To Be Capitalized	2,286,685.83

	iii	Total Pool	$2,162,734,741.43
	iv	Specified Reserve Account Balance	5,406,836.85
	v	Capitalized Interest	30,000,000.00

	vi	Total Adjusted Pool	$2,198,141,578.28

B	Total Note and Certificate Factor		0.979184814
C	Total Note Balance		$2,204,142,079.25

D	Note Balance 10/25/04		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B

	i	Current Factor	0.714299264	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$117,145,079.25	$335,000,000.00	$205,000,000.00	$467,505,000.00	€410,000,000.00	€410,000,000.00	$67,530,000.00
E	Note Principal Shortfall		$6,000,500.97	$0.00	$0.00	$0.00	€-	€-	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	€-	€-	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	€-	€-	$0.00

H	Reserve Account Balance		$5,406,836.85
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2004-8 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 7/26/2010 or (2) the
	first date on which no class A notes remain outstanding.

B	Note Balance Trigger	Y

	Class A Percentage	100.00%
	Class B Percentage	0.00%

IX. 2004-8 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-O )		$58,746,577.60	$58,746,577.60

B	Primary Servicing Fees-Current Month		$886,539.07	$57,860,038.53

C	Administration Fee		$25,000.00	$57,835,038.53

D	Aggregate Quarterly Funding Amount		$0.00	$57,835,038.53

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$625,684.88	$57,209,353.65
	ii	Class A-2	$1,814,955.56	$55,394,398.09
	iii	Class A-3	$1,147,316.67	$54,247,081.42
	iv	Class A-4	$2,676,206.40	$51,570,875.02
	v	Class A-5 USD payment to the swap counterparty	$2,898,561.35	$48,672,313.67
	vi	Class A-6 USD payment to the swap counterparty	$2,898,561.35	$45,773,752.32
	vii	Swap Termination Payments	$0.00	$45,773,752.32

		Total	$12,061,286.21

F	Class B Noteholders’ Interest Distribution Amount		$441,796.27	$45,331,956.05

G	Noteholder’s Principal Distribution Amounts Paid (or set aside)
	i	Class A-1	$45,331,956.05	$0.00
	ii	Class A-2	$0.00	$0.00
	iii	Class A-3	$0.00	$0.00
	iv	Class A-4	$0.00	$0.00
	v	Class A-5 USD payment to the Accumulation Account*	$0.00	$0.00
	vi	Class A-6 USD payment to the Accumulation Account*	$0.00	$0.00

		Total	$45,331,956.05

H	Supplemental Interest Account Deposit		$0.00	$0.00

I	Investment Reserve Account Required Amount		$0.00	$0.00

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$0.00

K	Increase to the Specified Reserve Account Balance		$0.00	$0.00

L	Investment Premium Purchase Account Deposit		$0.00	$0.00

M	Carryover Servicing Fees		$0.00	$0.00

N	Remaining Swap Termination Fees		$0.00	$0.00

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$0.00

	Excess to Certificateholder		$0.00	$0.00

*    Principal amounts allocable to the A-5 and A-6 Notes are deposited into their Accumulation Accounts for distribution on the related Reset Date

X. 2004-8 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance	$5,406,836.85
	ii	Deposits to correct Shortfall	$0.00
	iii	Total Reserve Account Balance Available	$5,406,836.85
	iv	Required Reserve Account Balance	$5,303,617.87
	v	Shortfall Carried to Next Period	$0.00
	vi	Excess Reserve - Release to Collection Account	$103,218.98
	vii	End of Period Account Balance	$5,303,617.87

B	Capitalized Interest Account
	i	Beginning of Period Account Balance (net of investment earnings)	$30,000,000.00
	ii	Capitalized Interest Release to the Collection Account	$0.00
	iii	End of Period Account Balance (net of investment earnings)	$30,000,000.00

C	Remarketing Fee Account		Class A-5	Class A-6	Account Total

	i	Next Reset Date	7/25/2011	10/25/2011
	ii	Reset Period Target Amount	$0.00	$0.00	$0.00
	iii	Quarterly Required Amount	$0.00	$0.00	$0.00
	iv	Beginning of Period Account Balance (net of investment earnings)	$0.00	$0.00	$0.00
	v	Quarterly Funding Amount	$0.00	$0.00	$0.00
	vi	Reset Period Target Amount Excess	$0.00	$0.00	$0.00

	vii	End of Period Account Balance (net of investment earnings)	$0.00	$0.00	$0.00

D	Accumulation Accounts		Class A-5	Class A-6

	i	Accumulation Account Beginning Balance	$0.00	$0.00
	ii	Principal deposits for payment on the next Reset Date	$0.00	$0.00
	iii	Principal Payments to the Noteholders on Reset Date	$0.00	$0.00

	iv	Ending Accumulation Account Balance	$0.00	$0.00

E	Supplemental Interest Account		Class A-5	Class A-6

	i	Three Month Libor Determined (Interpolation for initial period)	n/a	n/a
	ii	Investment Rate	n/a	n/a

	iii	Difference	n/a	n/a
	iv	Supplemental Interest Account Beginning Balance	$0.00	$0.00
	v	Funds Released into Collection Account	$0.00	$0.00
	vi	Number of Days Through Next Reset Date	2,372	2,464
	vii	Supplemental Interest Account Deposit Amount	n/a	n/a

F	Investment Premium Purchase Account		Class A-5	Class A-6	Account Total

	i	Beginning of Period Account Balance	$0.00	$0.00	$0.00
	ii	Required Quarterly Deposit	$0.00	$0.00	$0.00
	iii	Carryover amounts from previous periods	$0.00	$0.00	$0.00
	iv	Eligible Investments Purchase Premium Paid	$0.00	$0.00	$0.00
	v	Funds Released into Collection Account	$0.00	$0.00	$0.00

	vi	End of Period Account Balance	$0.00	$0.00	$0.00

G	Investment Reserve Account
	i	Balance	$0.00
	ii	Requirement	$0.00
	iii	Funds Released into Collection Account	$0.00
	iv	Have there been any downgrades to any eligible investments?	N

XI. 2004-8 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B
	i	Quarterly Interest Due	$625,684.88	$1,814,955.56	$1,147,316.67	$2,676,206.40	€2,378,455.56	€2,378,455.56	$441,796.27
	ii	Quarterly Interest Paid	625,684.88	1,814,955.56	1,147,316.67	2,676,206.40	2,378,455.56	2,378,455.56	441,796.27

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	€—	€—	$0.00

	vii	Quarterly Principal Due	$47,391,313.88	$0.00	$0.00	$0.00	€—	€—	$0.00
	viii	Quarterly Principal Paid	45,331,956.05	0.00	0.00	0.00	—	—	0.00

	ix	Quarterly Principal Shortfall	$2,059,357.83	$0.00	$0.00	$0.00	€—	€—	$0.00

	x	Total Distribution Amount	$45,957,640.93	$1,814,955.56	$1,147,316.67	$2,676,206.40	€2,378,455.56	€2,378,455.56	$441,796.27

B	Principal Distribution Reconciliation

	i	Notes Outstanding Principal Balance 9/30/04	$2,204,142,079.25
	ii	Adjusted Pool Balance 12/31/04	2,156,750,765.37

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$47,391,313.88

	iv	Adjusted Pool Balance 9/30/04	$2,198,141,578.28
	v	Adjusted Pool Balance 12/31/04	2,156,750,765.37

	vi	Current Principal Due (iv-v)	$41,390,812.91
	vii	Principal Shortfall from Prior Period	6,000,500.97

	viii	Principal Distribution Amount (vi + vii)	$47,391,313.88

	x	Principal Distribution Amount Paid	$45,331,956.05

	xi	Principal Shortfall (viii – ix)	$2,059,357.83

C	Total Principal Distribution
	i	USD	$45,331,956.05
	ii	EUR	€—

D	Total Interest Distribution
	i	USD	$6,705,959.78
	ii	EUR	€4,756,911.11

E	Note Balances			10/25/2004	1/25/2005
	i	A-1 Note Balance	78442GMM5	$117,145,079.25	$71,813,123.20
		A-1 Note Pool Factor		0.714299264	0.437884898

	ii	A-2 Note Balance	78442GMN3	$335,000,000.00	$335,000,000.00
		A-2 Note Pool Factor		1.000000000	1.000000000

	iii	A-3 Note Balance	78442GMP8	$205,000,000.00	$205,000,000.00
		A-3 Note Pool Factor		1.000000000	1.000000000

	iv	A-4 Note Balance	78442GMQ6	$467,505,000.00	$467,505,000.00
		A-4 Note Pool Factor		1.000000000	1.000000000

	v	A-5 Note Balance	XS0199345868	€410,000,000.00	€410,000,000.00
		A-5 Note Pool Factor		1.000000000	1.000000000

	vi	A-6 Note Balance	XS0199346163	€410,000,000.00	€410,000,000.00
		A-6 Note Pool Factor		1.000000000	1.000000000

	vii	B Note Balance	78442GMR4	$67,530,000.00	$67,530,000.00
		B Note Pool Factor		1.000000000	1.000000000

XII. 2004-8 Historical Pool Information

			10/1/04-12/31/04	8/25/04-9/30/04
Beginning Student Loan Portfolio Balance			$2,160,448,055.60	$2,191,259,896.83

	Student Loan Principal Activity
	i	Regular Principal Collections	$28,463,745.90	$13,210,431.77
	ii	Principal Collections from Guarantor	1,344,872.85	362,437.62
	iii	Principal Reimbursements	18,611,218.64	20,015,455.14
	iv	Other System Adjustments	0.00	0.00

	v	Total Principal Collections	$48,419,837.39	$33,588,324.53
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$9,235.46	$(80,289.43)
	ii	Capitalized Interest	(6,125,489.65)	(2,696,193.87)

	iii	Total Non-Cash Principal Activity	$(6,116,254.19)	$(2,776,483.30)

(-)	Total Student Loan Principal Activity		$42,303,583.20	$30,811,841.23

	Student Loan Interest Activity
	i	Regular Interest Collections	$15,075,057.40	$7,659,023.86
	ii	Interest Claims Received from Guarantors	28,063.93	2,318.55
	iii	Collection Fees/Returned Items	841.06	82.83
	iv	Late Fee Reimbursements	164,701.48	38,734.50
	v	Interest Reimbursements	75,220.13	93,191.59
	vi	Other System Adjustments	0.00	0.00
	vii	Special Allowance Payments	1,188,736.24	0.00
	viii	Subsidy Payments	435,825.90	0.00

	ix	Total Interest Collections	$16,968,446.14	$7,793,351.33

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(144.00)	$(2,126.06)
	ii	Capitalized Interest	6,125,489.65	2,696,193.87

	iii	Total Non-Cash Interest Adjustments	$6,125,345.65	$2,694,067.81

	Total Student Loan Interest Activity		$23,093,791.79	$10,487,419.14
(=)	Ending Student Loan Portfolio Balance		$2,118,144,472.40	$2,160,448,055.60
(+)	Interest to be Capitalized		$3,302,675.10	$2,286,685.83

(=)	TOTAL POOL		$2,121,447,147.50	$2,162,734,741.43

(+)	Reserve Account Balance		$5,303,617.87	$5,406,836.85

(+)	Capitalized Interest		$30,000,000.00	$30,000,000.00

(=)	Total Adjusted Pool		$2,156,750,765.37	$2,198,141,578.28

XIII. 2004-8 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Oct-04	$2,162,734,741	9.63%

Jan-05	$2,121,447,148	6.68%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.